Exhibit 4.1

AMENDMENT NO. 1
TO
RIGHTS AGREEMENT

This Amendment No. 1, dated as of February 6, 2025 (this “Amendment”) to the Rights Agreement, dated as of January 26, 2025 (the “Agreement”) by and between Barnwell Industries, Inc., a Delaware corporation (the “Company”) and Broadridge Corporate Issuer Solutions, LLC, as rights agent (the “Rights Agent”), is made by and between the Company and the Rights Agent.

The Company and the Rights Agent desire to amend the Agreement in accordance with Section 27 thereof.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

Section 2. Amendment. Section 29 of the Agreement is hereby amended by adding the following sentence to the end of such Section:

“Nothing in this Agreement, express or implied, including any provision requiring or permitting the Board of Directors to take (or refrain from taking) any action or making any determination shall be deemed to limit or eliminate the fiduciary duties of the Board of Directors under applicable law.”

Section 3. No Other Amendment. Except as specifically amended hereby, the Agreement shall continue in full force and effect as written.

Section 4. Incorporation by Reference. The provisions of Section 26 (Notices), Section 27 (Supplements and Amendments), Section 28 (Successors), Section 30 (Benefits of this Agreement), Section 32 (Governing Law; Venue), Section 33 (Counterparts), Section 34 (Descriptive Headings) and Section 37 (Rules of Construction) of the Agreement are hereby incorporated into this Amendment as if fully set forth herein, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
Name: Russell M. Gifford
Title: Executive Vice President, Chief Financial Officer and Treasurer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC

By:	/s/ John P. Dunn
Name: John P. Dunn
Title: Senior Vice President